Exhibit 10.2
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION
lululemon athletica inc. (the “Company”) has granted to the Participant a Non-Qualified stock option (the “Option”) to purchase certain shares of Stock of the Company pursuant to the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”), as follows:

Participant:	_________________	Grant Number:	_______________
		Employee ID:	_______________
Date of Grant:	_________________
Number of Option Shares:	_________________, subject to adjustment as provided by the Stock Option Agreement.
Exercise Price:	$_________________ per Option Share
Vesting Commencement Date:	_________________
Option Expiration Date:	_________________
Tax Status of Option:	Nonstatutory Stock Option.
Vested Shares:	_________________
Recoupment Policy:	The Option is subject to the terms and conditions of the Company’s Policy for Recoupment of Incentive Compensation, as amended from time to time (the “Clawback Policy”).

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, Stock Option Agreement, and the prospectus for the Plan are available to the Participant and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Stock Option Agreement, and hereby accepts the Award subject to all of their terms and conditions.
LULULEMON ATHLETICA INC.

By:	__________________
__________________

Address:	1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7

Attachment:	Stock Option Agreement
Policy for Recoupment of Incentive Compensation

lululemon athletica inc.
NON-QUALIFIED STOCK OPTION AGREEMENT

lululemon athletica inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Non-Qualified Stock Option (the “Grant Notice”) to which this Non-Qualified Stock Option Agreement (the “Option Agreement”) is attached a Non-Qualified Stock Option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.
1.    DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.    TAX STATUS OF OPTION.
This Option is intended to be a Non-Qualified Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.
3.    ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final and binding upon all persons having an interest in the Award as provided by the Plan. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent or actual authority with respect to such matter, right, obligation, or election.
4.    EXERCISE OF THE OPTION.
4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.
4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.
4.3 Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.
(b) Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.
(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).
(ii) Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.
(iii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
4.4 Tax Withholding.
(a) In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.
(b) Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
4.5 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with the broker designated by the Company with which the Participant has an account, any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
4.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.    TRANSFERABILITY OF THE OPTION.
The Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
6.    TERMINATION OF THE OPTION.
The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.
7.    EFFECT OF TERMINATION OF SERVICE.
7.1 Option Exercisability. Except as provided below with respect to a Termination by Reason of Retirement, or as otherwise provided in the Participant’s written employment or other service agreement, the Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate. Notwithstanding anything in the Plan or this Agreement to the contrary “Service” shall not be deemed to have been terminated or interrupted if the Participant takes a military leave, sick leave, or any other bona fide leave of absence approved by the Company.
(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option shall become fully vested and exercisable, and may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(c) Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act. In addition, if there are any shares of Stock for which the Company has not yet delivered share certificates relating to the exercise of the Option, then such share certificates shall be immediately and automatically forfeited and the Company will refund to the Participant the Exercise price paid for such shares of Stock, if any.
(d) Termination by Reason of Retirement. In the event of the termination of the Participant’s Service by reason of Retirement, the Option will continue to vest and become exercisable for twelve (12) months following the date of Retirement in accordance with the terms and provisions of the Plan and this Agreement as if the Participant had continued in Service for a period of twelve months following the date of Retirement. If the Participant’s Service terminates by reason of Retirement, the Option may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or becomes exercisable pursuant to the terms of this

Section 7(d), for a period ending three (3) years following the date of such termination but in any event no later than the Option Expiration Date.
(e) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death, Cause, or Retirement, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) calendar days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(f) Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything in this Section 7 to the contrary, if, following the Participant’s termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule, then the Option shall immediately become unexercisable and shall be forfeited in full effective as of the date of such violation. In addition, effective upon any violation described above, any exercise by the Participant of the Option following the Participant’s termination of Service shall be rescinded and the Participant shall forfeit and return all shares received upon such exercise to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares, then the Participant shall remit the difference between the Fair Market Value of the shares on the date the Participant disposed of them and the Exercise Price for such shares.
7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) calendar days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.
7.3 Automatic Exercise of In-the-Money Option. Notwithstanding anything in this Option Agreement to the contrary, if, on the date on which this Option would otherwise terminate or expire, the Option’s Exercise Price per share of Stock is greater than the Fair Market Value of a share of Stock, then, any portion of such Option which has not previously been exercised shall automatically be deemed exercised as of such date with respect to such portion pursuant to a Net Exercise described in Section 4.3(b)(ii) and withholding of shares of Stock as described in Section 4.4(b); provided, however, that such an exercise shall not occur to the extent the Participant (and, if applicable, the Participant’s legal representative or other person who acquired the right to exercise this Option pursuant to Section 7.1(b)) may waive in writing the applicability of this Section 7.3.
8.    EFFECT OF CHANGE IN CONTROL.
8.1 General Rule. In the event of a Change in Control, except to the extent that the Committee determines to cash out the Option in accordance with Section 14.1(b) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each share of Stock subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each share of Stock to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Notwithstanding the foregoing, if the Option is not assumed, substituted for, or otherwise continued by the Acquiror, the Option shall vest in full effective and contingent upon consummation of the Change in Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.
8.2 Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Option is assumed, substituted for, or continued following a Change in Control, and if the Participant's Service ceases as a result of a Termination After Change in Control (as defined below), the Options shall become fully vested and exercisable for Vested Shares.
(a) “Termination After Change in Control” shall mean either of the following events occurring within two (2) years after a Change in Control:
(i) Termination of the Participant's Service with the Participating Company Group or such successor without Cause; or
(ii) The Participant's resignation for Good Reason (as defined below) within ninety (90) days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant's Service which (A) is for Cause; (B) is a result of the Participant's voluntary termination of such relationship other than for Good Reason; or (C) occurs prior to the effectiveness of a Change in Control.
(b) “Good Reason” shall mean any one or more of the following:
(i) Without the Participant's written consent, a material adverse change in the Participant's duties and responsibilities as compared to the Participant's duties and responsibilities immediately prior to the Change in Control;
(ii) Without the Participant's written consent, the relocation of the Participant's principal place of Service to a location that is more than fifty (50) miles from the Participant's principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii) Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company Group of, (A) the Participant's base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant's), or (B) the Participant's target bonus opportunity, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).
9.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
10.    RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.
The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.
11.    LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.
12.    MISCELLANEOUS PROVISIONS.
12.1 Termination or Amendment. The Committee may amend or terminate the Plan at any time. No amendment or addition to this Option Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation, may be made without the consent of the Participant.
12.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.
12.3 Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
12.4 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 12.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.4(a).
12.5 Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.
12.6 Applicable Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
12.7 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

LULULEMON ATHLETICA INC.
POLICY FOR RECOUPMENT OF INCENTIVE COMPENSATION
In the event lululemon athletica inc. (the “Company”) determines it must restate its financial results as reported in a Form 10-K, Form 10-Q or other report filed with the Securities and Exchange Commission to correct an accounting error due to material noncompliance with any financial reporting requirement under the U. S. federal securities laws within three (3) years after the date of the first public issuance or filing of such financial results, the Company will seek to recover, at the direction of the Management Development and Compensation Committee (the “Committee”) of the Board of Directors after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, incentive compensation awarded or paid to a covered officer whose intentional misconduct caused or contributed to the need for the restatement for a fiscal period if a lower award or payment would have been made to such covered officer based upon the restated financial results. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer. The Company may offset the recoupment amount against current or future incentive and non-incentive compensation and through cancellation of unvested or vested equity awards. In addition, the Committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the Committee. The recoupment of incentive compensation under this policy is in addition to any other right or remedy available to the Company.

For purposes of this policy, the term “covered officer” shall mean executive officers of the Company as defined under the Securities Exchange Act of 1934, as amended, and such other senior executives as may be determined by the Committee. This policy extends to individuals who were covered officers on or after adoption of the policy but ceased being a covered officer before a restatement triggering recoupment under this policy occurs.

The Committee shall have full and final authority to make all determinations under this policy. The Company shall take such action as it deems necessary or appropriate to implement this Policy, including requiring all covered officers to acknowledge the rights and powers of the Company and the Committee hereunder.

This policy shall be effective as of the date adopted by the Board of Directors as set forth below and shall apply to incentive compensation that is approved, awarded or granted on or after that date.

Adopted September 8, 2010
Board of Directors
lululemon athletica inc.